Exhibit 99.1

Aprea Therapeutics Announces $5.6 Million Private Placement Priced At-The-Market Under Nasdaq Rules

DOYLESTOWN, Pa, January 29, 2026 (GLOBE NEWSWIRE) — Aprea Therapeutics, Inc. (Nasdaq: APRE) (“Aprea”, or the “Company”), a clinical-stage biopharmaceutical company developing innovative treatments that exploit specific cancer cell vulnerabilities while minimizing damage to healthy cells, today announced that it has entered into a securities purchase agreement with new and existing healthcare focused institutional investors and certain insiders of the Company to sell an aggregate of 6,288,857 shares of common stock (or pre-funded warrants in-lieu thereof), together with warrants to purchase up to an aggregate 6,288,857 shares of common stock, in a private placement priced at-the-market under Nasdaq rules (the “Offering”). The combined effective offering price for each share of common stock (or pre-funded warrant in-lieu thereof) and accompanying warrant to be issued is $0.89. The warrants to be issued will have an exercise price of $0.765 per share, will be exercisable immediately upon issuance, and will expire on the two-year anniversary from the effectiveness date of the registration statement covering the resale of the securities purchased in the Offering.

The gross proceeds to the Company from the Offering are estimated to be approximately $5.6 million before deducting the placement agent’s fees and other estimated Offering expenses. The Company intends to use the upfront net proceeds from the private placement for general corporate purposes and for research and development expenses. The Offering is expected to close on or about January 30, 2026, subject to the satisfaction of customary closing conditions.

“We believe this financing will enable us to proactively backfill patients at key dose levels in our ongoing ACESOT-1 dose-escalation study evaluating APR-1051, our WEE1 kinase inhibitor, and this may increase the likelihood of successful dose optimization,” said Oren Gilad, CEO of Aprea Therapeutics. “By adding more patients to our safety and early efficacy dataset, we expect to accelerate our ability to define the optimal dose and patient population, which we believe will drive the program toward clinical and value-creating inflection points.”

Maxim Group LLC is acting as the sole placement agent in connection with the Offering.

The offer and sale of the foregoing securities are being made in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder, and the securities have not been registered under the Securities Act or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the securities purchased in the private placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

About Aprea

Aprea is pioneering a new approach to treat cancer by exploiting vulnerabilities associated with cancer cell mutations. This approach was developed to kill tumors but to minimize the effect on normal, healthy cells, decreasing the risk of toxicity that is frequently associated with chemotherapy and other treatments. Aprea’s technology has potential applications across multiple cancer types, enabling it to target a range of tumors, including ovarian, endometrial, colorectal, prostate, and breast cancers.

The company’s lead programs are APR-1051, an oral, small-molecule inhibitor of WEE1 kinase, and ATRN-119, a small molecule ATR inhibitor, both in clinical development for solid tumor indications. For more information, please visit the company website at www.aprea.com.

Forward-Looking Statement

Certain information contained in this press release includes “forward-looking statements”, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended related to our study analyses, clinical trials, regulatory submissions, and projected cash position. We may, in some cases use terms such as “future,” “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “targeting,” “confidence,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team and on information currently available to management that involve risks, potential changes in circumstances, assumptions, and uncertainties. All statements contained in this press release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize, and achieve market acceptance of our current and planned products and services, our research and development efforts, including timing considerations and other matters regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations. Any or all of the forward-looking statements may turn out to be wrong or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including, without limitation, the risk that the proposed private placement and the transactions described herein may not be completed in a timely manner or at all, the failure to realize the anticipated benefits of the private placement and related transactions, market and other conditions, as well as other factors described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the U.S. Securities and Exchange Commission. For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to update such forward-looking statements for any reason, except as required by law.

Investor Contact:

Mike Moyer
LifeSci Advisors
mmoyer@lifesciadvisors.com